United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 19, 2024

Pineapple Energy Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address of Principal Executive Offices)	(Zip Code)

(952) 996-1674

Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.05 per share	PEGY	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2024, Scott Honour informed Pineapple Energy Inc. (the "Company") of his decision to resign from the Board of Directors (the "Board"), effective as of the date a successor director was appointed, which was August 22, 2024, as described below. Mr. Honour's decision to resign was not the result of any dispute or disagreement with the Company on any matter relating to the Company's operations, policies, or practices. The Company thanks Mr. Honour for his outstanding leadership, knowledge, and contributions to the Company throughout his tenure on the Board and wish Mr. Honour all the best.

On August 22, 2024, the Board appointed Spring Hollis to serve as a director of the Company, effective on such date, to fill the vacancy disclosed above created by the resignation of Mr. Honour. Ms. Hollis will serve until the 2025 Annual Meeting of Shareholders of the Company or until her successor is elected and qualified, subject to her earlier resignation or removal. Ms. Hollis was also appointed to serve as a member of the Audit and Finance Committee, and as a member and the Chair of the Nominating and Corporate Governance Committee. Ms. Hollis will participate in the Company's non-employee director arrangements, and receive such compensation as provided thereby, as disclosed in the definitive proxy statement relating to the Company's 2024 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on May 29, 2024.

On August 23, 2024, Thomas J. Holland informed the Company of his decision to resign from the Board, effective immediately. Mr. Holland's decision to resign was not the result of any dispute or disagreement with the Company on any matter relating to the Company's operations, policies, or practices. The Company thanks Mr. Holland for his outstanding leadership, knowledge, and contributions to the Company throughout his tenure on the Board and wish Mr. Holland all the best.

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PINEAPPLE ENERGY INC.

	By:	/s/ Eric Ingvaldson
Eric Ingvaldson Chief Financial Officer

Date: August 23, 2024